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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  divine, inc.

     divine, inc. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "ACT"), DOES HEREBY CERTIFY THAT:

1. The following amendment was duly adopted in accordance with the provisions of Section 242 of the Act, and approved at an annual meeting of the stockholders of the Corporation, held upon notice in accordance with Section 222 of the Act, at which meeting the necessary number of shares as required by the Act were voted in favor of the amendment.

2.   The effective date of this amendment shall be 12:01 a.m., May 29, 2002.

3. Section A of Article IV of the Corporation's Third Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

   A.   CAPITAL STOCK.

        1.   AUTHORIZED STOCK.

             Effective upon the filing of this Certificate of Incorporation, the total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 2,650,000,000 shares, which shall be divided as follows: (i) 2,500,000,000 shares of Class A Common Stock, par value $0.001 per share ("CLASS A COMMON STOCK"); (ii) 100,000,000 shares of Class C Common Stock, par value $0.001 per share ("CLASS C COMMON STOCK"); and (iii) 50,000,000 shares of Preferred Stock, par value $0.001 per share ("PREFERRED STOCK"). "COMMON STOCK," when used herein, shall mean the Class A Common Stock and the Class C Common Stock together.

        2.   CONVERSION OF COMMON STOCK.

             At the time of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, the Corporation shall effect a one-for-twenty-five reverse stock split pursuant to which every twenty-five shares of the Corporation's Class A Common Stock issued and outstanding or held in treasury on the date hereof (the "OLD CLASS A COMMON STOCK") will be automatically converted into one new share of Class A Common Stock. Upon the occurrence of the reclassification effected by this Section A.2. (the "CONVERSION"), each certificate representing shares of Old Class A Common Stock shall automatically evidence, and shall be deemed to evidence, ownership of the number of shares of Class A Common Stock into which the shares previously evidenced by such certificate shall have been reclassified in accordance with this Section A.2., and the Conversion shall become effective in

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                                                                     EXHIBIT 3.1

        accordance with the terms hereof, whether or not any or all of the certificates evidencing Old Class A Common Stock shall have been surrendered or new certificates or other evidence of the numbers of shares of Class A Common Stock into which such shares have been reclassified have been issued in accordance with Section A.3. hereof.

        3.   SUBSEQUENT REISSUANCE OF CERTIFICATES.

             Promptly following the Conversion, the Corporation or its agent will notify each holder of shares of Old Class A Common Stock of the Conversion and provide instructions as to how to receive certificates evidencing New Class A Common Stock. The Corporation shall issue and deliver to each holder of shares of Old Class A Common Stock that either
        (a) surrenders each certificate evidencing any such shares at the office of the Corporation or (b) notifies the Corporation that such certificate has been lost, stolen, mutilated, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the reissuance of such lost, stolen, mutilated, or destroyed certificate, a certificate or certificates, or other evidence of ownership, in the name shown on such certificate evidencing Old Class A Common Stock, for the number of whole shares of Class A Common Stock into which the shares of Old Class A Common Stock evidenced by the surrendered (or lost, stolen, mutilated, or destroyed) certificate have been reclassified, dated as of the date on which the Conversion becomes effective. The Corporation shall not be obligated to issue any certificate evidencing shares of Class A Common Stock in connection with the Conversion except in accordance with this Section A.3.

        4.   FRACTIONAL SHARES.

             Notwithstanding the foregoing, the Corporation shall not issue, nor pay any cash for, fractional shares to those stockholders entitled to a fractional interest in a share of Class A Common Stock issued pursuant to the Conversion. Instead all fractional shares held by a stockholder shall be aggregated and each fractional share that results from such aggregation shall be rounded up to the to the next whole share of Class A Common Stock.

                         ***[SIGNATURE PAGE FOLLOWS]***

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                                                                     EXHIBIT 3.1

     IN WITNESS WHEREOF, divine, inc. has caused this certificate to be signed by Andrew J. Filipowski, its Chief Executive Officer, and attested by Jude M. Sullivan, its Secretary, this 28th day of May, 2002.

                                               divine, inc.


                                               By /s/ ANDREW J. FILIPOWSKI
                                                  ------------------------------
                                                  Andrew J. Filipowski
                                                  Chief Executive Officer

ATTEST:


/s/ JUDE M. SULLIVAN
-------------------------------
Jude M. Sullivan
Secretary